EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 033-45756 on Form S-3, Post-Effective Amendment No. 7 to Registration Statement No. 033-06004 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 033-53771 on Form S-8, and Registration Statement Nos. 333-01109, 333-04611, 333-64161, 333-66293, 333-84917, 333-41806, 333-41808, 333-87814 and 333-105203 on Form S-8 of our reports dated February 26, 2007, relating to the consolidated financial statements and financial statement schedule of ITT Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of new accounting standards) and to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of ITT Corporation for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Stamford, Connecticut
February 26, 2007